PricewaterhouseCoopers LLP
400 Renaissance Center
Detroit, MI 48243-1507
Telephone (313)446-7100
Facsmilie (313)446-7117


                                                                     EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS



Re: Ford Motor Company Registration Statements Nos. 33-9722, 333-46295, 333-47443, 333-47445, 333-47451, 333-47733, 333-47735, 333-49545,
     333-49547, 333-49551, 333-52399, 333-58695, 333-58697, 333-58701,
     333-65703, and 333-70447 on Form S-8, and 333-52485, 333-67209, and
     333-67211 on Form S-3

We consent to the incorporation by reference in the above Registration Statements of our report dated January 21, 1999 on our audits of the consolidated financial statements of Ford Motor Company and Subsidiaries as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, which report is included in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which report is also included in this Annual Report on Form 10-K.




/s/PricewaterhouseCoopers LLP

400 Renaissance Center
Detroit, Michigan
March 16, 1999